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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


                                  June 25, 1996
                                  -------------

                        (Date of Earliest Event Reported)



                              ANALOG DEVICES, INC.
                              --------------------

             (Exact name of registrant as specified in its charter)



                                  Massachusetts
                                  -------------

                  (State or other jurisdiction of incorporation)




                   1-07819                            04-2348234
          ------------------------         -------------------------------

          (Commission File Number)        (IRS Employer Identification No.)


           One Technology Way, Norwood, MA              02062
           -------------------------------              -----

         (Address of principal executive offices)     (Zip Code)

                                 (617) 329-4700
                                 --------------

              (Registrant's telephone number, including area code)

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       ITEM 5.   OTHER EVENTS

                 On June 25, 1996, Analog Devices, Inc. (the "Company") entered into a joint venture with Taiwan Semiconductor Manufacturing Co., Ltd. ("TSMC"), two other companies and several individual investors for the construction and operation of a semiconductor fabrication facility ("fab") in Camas, Washington. The joint venture is organized as a limited liability company under the name WaferTech, LLC ("WaferTech"). The following summarizes the principal terms of the joint venture:

       1.   Project.
            -------

            The fab will be built on land acquired by WaferTech located in Camas, Washington. The fab is expected to be at full operating capacity in 1999. The initial process technology will be 0.5 or 0.35 micron. TSMC has committed to transferring to WaferTech additional processes down to 0.25 micron within 6 months of such technologies becoming operational at TSMC as well as sub-0.25 micron process technologies if, as and when developed. The total estimated cost of the project is approximately $1.2 billion.

       2.   Purpose.
            -------

            The Company's principal objective for the joint venture is to obtain increased production capacity of semiconductor wafers and to expand its supply of wafers to meet the future needs of its customers. The Company is one of TSMC's largest customers and expects to continue to buy wafers from TSMC as well as from WaferTech.

       3.   Investment.
            ----------

            The Company is committed to investing a total of $140,400,000 in cash for an 18% equity interest in WaferTech, of which $42,120,000 was paid on June 25, 1996, $42,120,000 is to be paid on November 30, 1996 and the remaining $56,160,000 is to be paid on November 3, 1997. Significant penalties may be imposed if the Company fails to pay the second or third installment of its capital contribution when due. In addition, the Company has an obligation to guarantee its pro rata share of debt incurred by WaferTech, up to a maximum for the Company of $45,000,000. In addition, the Company may be required to contribute additional capital in order to avoid dilution of its interest should the need arise in the future for additional capital.

       4.   Take or Pay Purchase Obligations.
            --------------------------------

            Each of the Company and the other two principal equity members of WaferTech is committed to take or pay for at least 85% of


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            its pro rata share of the capacity of the fab. When the fab is fully ramped, it is expected that the Company will be required to take or pay for at least approximately 54,000 8" wafers per year. The
            Company will have the right, but not the obligation, to purchase up to 27% of the capacity of the fab.

       5.   Equity Accounting.
            -----------------

            Wafers sold by WaferTech will be priced in accordance with prevailing market prices. The Company intends to apply equity accounting to its investment in WaferTech. Since the Company will be obligated to purchase wafers from WaferTech and will share in WaferTech's profits through its equity position, the Company can net its share of the profits against the cost of the wafers purchased from WaferTech, and thereby report the "net wafer cost" as cost of goods sold. In the initial years of the venture, the expected start-up losses will result in a higher cost of goods sold. The amount and timing of any distribution of any profits will be determined by the Board of Directors of WaferTech.

       6.   Management.
            ----------

            WaferTech will be controlled by TSMC (which owns approximately 57% of the venture), subject to certain veto powers for the Company and the other two principal equity participants (which own 18% and 4%, respectively). Specified matters will require the approval of holders of at least 71% of the interests in WaferTech, and a more limited set of matters will require approval by holders of at least 87% of the interests. WaferTech will be managed by a Board of Directors, consisting of seven directors, of whom four shall be designated by TSMC and one by each of the Company and the other two principal equity participants. Each director (one "voting" director in the case of TSMC) will have as many votes as the percentage interest held by the member who designated that director. Accordingly, TSMC will be in a position to control the Board of Directors, and the Board of Directors appoints the executive officers of WaferTech.

       7.   Intellectual Property Rights.
            ----------------------------

            TSMC has contributed to WaferTech non-exclusive rights to its existing and certain future process technologies in consideration for a portion of its equity interest in WaferTech. Some of TSMC's process technology is licensed from others, and WaferTech is obligated to pay TSMC the same royalties as TSMC is required to pay to its licensors. In addition, TSMC has agreed to license to WaferTech rights to its sub-0.25 micron process if, as and when developed for a royalty based on net sales. WaferTech may also be required to obtain



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            licenses from third parties which could impose additional royalty costs on WaferTech.

       8.   Limited Liability Company Status.
            --------------------------------

            WaferTech is organized as a Delaware limited liability company which is expected to be treated as a partnership for federal income tax purposes. As a result, WaferTech will not incur any federal income tax expense; each of the participants will reflect its distributive share of WaferTech's taxable income or loss on its own tax return. TSMC has reserved the right to convert WaferTech to a regular corporation at any time, subject to the approval of either the Company or the venture's other 18% equity owner. If WaferTech is converted to a regular corporation, it would become a separate taxable entity and the accounting benefits to the Company would be somewhat diminished. The participants have agreed to significantly limit their right to sell or transfer their interests in WaferTech.

       ITEM 7.   EXHIBITS:

       None.


                                    SIGNATURE
                                    ---------

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     ANALOG DEVICES, INC.



                                     By:/s/Joseph E. McDonough
                                        ____________________________
                                        Joseph E. McDonough
                                        Vice President - Finance
                                        and Chief Financial Officer


       Date:  July 16, 1996




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